Exhibit 99.1

Gentherm Reports 2024 First Quarter Results

Achieved 86% Year over Year Growth in Net Income

Secured $530M of Automotive New Business Awards

Reaffirms 2024 Guidance

NORTHVILLE, Michigan, April 30, 2024 /Global Newswire/ -- Gentherm (NASDAQ:THRM), the global market leader of innovative thermal management and pneumatic comfort technologies for the automotive industry and a leader in medical patient temperature management systems, today announced its financial results for the first quarter ending March 31, 2024.

First Quarter Highlights

•
Product revenues of $356.0 million decreased 2.1% from $363.6 million in the first quarter of 2023. Excluding the impact of foreign currency translation, product revenues decreased 1.3% year over year
•
Automotive revenues decreased 2.3% year over year; excluding the impact of foreign currency translation, automotive revenues decreased 1.5% year over year
•
GAAP diluted earnings per share was $0.47 as compared with $0.24 for the prior-year period
•
Adjusted diluted earnings per share (see table herein) was $0.62. Adjusted diluted earnings per share in the prior-year period was $0.49
•
Secured automotive new business awards totaling $530 million in the quarter

Phil Eyler, the Company's President and CEO, said “I am proud of the Gentherm team’s solid execution to start the year. We continue to see strong demand from OEMs for our thermal comfort, massage and lumbar solutions and secured $530 million dollars of automotive new business awards, setting a record for a first quarter. Notably, we recently won a conquest high-end lumbar and massage award from General Motors for their next generation truck platform including Chevrolet Silverado and GMC Sierra. With this win, we will supply the entire suite of climate and comfort seating solutions including seat heat, CCS®, lumbar and massage as well as multifunction electronic control unit, for our largest customer, on their largest platform. Despite the volatile global production environment, revenues from our Automotive Climate and Comfort Solutions outperformed actual light vehicle production in our key markets by approximately 300 basis points.

Eyler continued, “On the profitability front, our Fit-for-Growth 2.0 initiatives enabled over 200 basis points year over year improvement in gross margin rate through supplier cost reductions, value engineering and increased productivity at the factories. Our momentum in the first quarter positions us well to continue to drive revenue growth and margin expansion in 2024.”

2024 First Quarter Financial Review

Product revenues for the first quarter of 2024 decreased by $7.6 million, or 2.1%, as compared with the prior-year period. Excluding the impact of foreign currency translation, product revenues decreased 1.3% year over year.

Automotive revenues decreased 2.3% year over year. Excluding the impact of foreign currency translation, the phasing out of the non-automotive electronics business as well as one-time benefits from recoveries and retrofits in both periods, Automotive revenues increased 0.1%. Revenues from Automotive Climate and Comfort Solutions increased 2.2% in the first quarter compared to the prior year period. According to S&P Global’s mid-April report, actual light vehicle production decreased by 0.6% in the current year’s first quarter when compared with the first quarter of 2023 in the Company’s key markets of North America, Europe, China, Japan and Korea.

Excluding the impact of foreign currency translation, Gentherm Medical revenue increased 4.7% year over year, primarily as a result of higher FilterFlo® and Astopad® sales.

See the “Revenues by Product Category” table included below for additional detail.

Gross margin rate increased to 24.9% in the current-year period, as compared with 22.3% in the prior-year period. The increase from the prior-year period was driven by Fit-for-Growth 2.0 initiatives including supplier cost reductions, value engineering activities, and net productivity at the factories as well as the non-automotive inventory charge in the prior-year period. These were partially offset by lower price recoveries relative to the prior year period and negative impact from foreign exchange.

Net research and development expenses of $22.7 million in the 2024 first quarter decreased $2.4 million, or 9.5% as compared with the prior-year period, primarily related to the reduction in resources allocated to certain battery performance solutions products.

Selling, general and administrative expenses of $40.7 million in the 2024 first quarter increased $3.7 million, or 9.9%, versus the prior-year period.The year over year increase was primarily driven by higher compensation expenses and increased investment in information technology.

Restructuring expenses of $7.2 million in the 2024 first quarter increased $6.0 million, versus the prior-year period primarily as a result of discrete restructuring activities associated with the Company’s Fit-for-Growth 2.0 initiatives.

As described more fully in the “Reconciliation of Net Income to Adjusted EBITDA” table included below, the Company recorded Adjusted EBITDA of $43.5 million in the 2024 first quarter compared with $41.5 million in the prior-year period, an increase of $2.0 million or 4.9%.

Income tax expense in the 2024 first quarter was $3.5 million, as compared with $3.7 million in the prior-year period. The effective tax rate was approximately 19% in the 2024 first quarter.

GAAP diluted earnings per share for the first quarter of 2024 was $0.47 compared with $0.24 for the prior-year period. Adjusted diluted earnings per share, excluding restructuring expenses, unrealized currency (gain) loss, non-cash purchase accounting impact, non-automotive electronics inventory (benefit) charge, acquisition and integration expenses and the tax impacts of such adjustments (see table herein), was $0.62. Adjusted diluted earnings per share in the prior-year period was $0.49.

The Company provides various non-GAAP financial measures in this release. See “Use of Non-GAAP Measures” below for additional information, including definitions, usefulness for investors and limitations, as well reconciliations below to the most directly comparable GAAP financial measures.

Guidance

The Company reaffirms its full-year 2024 guidance that was initially provided in its year-end 2023 earnings release on February 21, 2024:

•
Product revenues between $1.5 billion and $1.6 billion, based on the current forecast of customer orders, light vehicle production in the Company’s key markets declining at a low single digit rate, and a EUR to USD exchange rate of $1.10/Euro
•
Adjusted EBITDA between 12.5% and 13.5% of product revenues
•
Full year effective tax rate between 26% and 29%
•
Capital expenditures between $65 million and $75 million

Conference Call

As previously announced, Gentherm will conduct a conference call today at 8:00 am Eastern Time to review these results. The dial-in number for the call is 1-877-407-4018 (callers in the U.S.) or +1-201-689-8471 (callers outside this U.S.). The passcode for the live call is 13745957.

A live webcast and one-year archived replay of the call can be accessed on the Events page of the Investor section of Gentherm's website at www.gentherm.com.

A telephonic replay will be available at approximately two hours after the call until 11:59 pm Eastern Time on May 14, 2024. The replay can be accessed by dialing 1-844-512-2921 (callers in the U.S.), or +1-412-317-6671 (callers outside the U.S.). The passcode for the replay is 13745957.

Investor Contact
Yijing Brentano
investors@gentherm.com
248.308.1702

Media Contact
Melissa Fischer
media@gentherm.com
248.289.9702

About Gentherm

Gentherm (NASDAQ: THRM) is the global market leader of innovative thermal management and pneumatic comfort technologies for the automotive industry and a leader in medical patient temperature management systems. Automotive products include variable temperature Climate Control Seats, heated automotive interior systems (including heated seats, steering wheels, armrests and other components), battery performance solutions, cable systems, lumbar and massage comfort solutions, valve system technologies, and other electronic devices. Medical products include patient temperature management systems. The Company is also developing a number of new technologies and products that will help enable improvements to existing products and to create new product applications for existing and new markets. Gentherm has more than 14,000 employees in facilities in the United States, Germany, China, Czech Republic, Hungary, Japan, Malta, Mexico, Morocco, North Macedonia, South Korea, United Kingdom, Ukraine, and Vietnam. For more information, go to www.gentherm.com.

Forward-Looking Statements

Except for historical information contained herein, statements in this release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Gentherm Incorporated's goals, beliefs, plans and expectations about its prospects for the future and other future events. The forward-looking statements included in this release are made as of the date hereof or as of the date specified herein and are based on management's reasonable expectations and beliefs. In making these statements we rely on assumptions and analysis based on our experience and perception of historical trends, current conditions and expected future developments, as well as other factors we consider appropriate under the circumstances. Such statements are subject to a number of important assumptions, significant risks and uncertainties (some of which are beyond our control) and other factors that may cause actual results or performance to differ materially from that described in or indicated by the forward-looking statements, including but not limited to:

•
macroeconomic, geopolitical and similar global factors in the cyclical Automotive industry;

•
increasing U.S. and global competition, including with non-traditional entrants;
•
our ability to effectively manage new product launches and research and development, and the market acceptance of such products and technologies;
•
the evolution and recent challenges of the automotive industry towards electric vehicles, autonomous vehicles and mobility on demand services, and related consumer behaviors and preferences;
•
our ability to convert automotive new business awards into product revenues;
•
the recent supply-constrained environment, and inflationary and other cost pressures;
•
the production levels of our major customers and OEMs in our key markets and sudden fluctuations in such production levels;
•
our ability to attract and retain highly skilled employees and wage inflation;
•
a tightening labor market, labor shortages or work stoppages impacting us, our customers or our suppliers, such as recent labor strikes among certain OEMs and suppliers;
•
our achievement of product cost reductions to offset customer-imposed price reductions or other pricing pressures;
•
our product quality and safety and impact of product safety recalls and alleged defects in products;
•
our ability to integrate our recent acquisitions and realize synergies, as well as to consummate additional strategic acquisitions, investments and exits, and achieve planned benefits;
•
any security breaches and other disruptions to our information technology networks and systems, as well as privacy, data security and data protection risks;
•
the impact of our global operations, including our global supply chain, operations within Ukraine, economic and trade policies, and foreign currency and exchange risk;
•
any loss or insolvency of our key customers and OEMs, or key suppliers;
•
our efforts to optimize our global supply chain and manufacturing footprint;
•
our ability to project future sales volume based on third-party information, based on which we manage our business;
•
the protection of our intellectual property in certain jurisdictions;
•
our compliance with anti-corruption laws and regulations;
•
legal and regulatory proceedings and claims involving us or one of our major customers;
•
the extensive regulation of our patient temperature management business;
•
risks associated with our manufacturing processes;
•
the effects of climate change and catastrophic events, as well as regulatory and stakeholder-imposed requirements to address climate change and other sustainability issues;
•
our product quality and safety;
•
our borrowing availability under our revolving credit facility, as well ability to access the capital markets, to support our planned growth; and
•
our indebtedness and compliance with our debt covenants.

The foregoing risks should be read in conjunction with the Company's reports filed with or furnished to the Securities and Exchange Commission (the “SEC”), including “Risk Factors,” in its most recent Annual Report on Form 10-K and subsequent SEC filings, for a discussion of these and other risks and uncertainties. In addition, with reasonable frequency, we have entered into business combinations, acquisitions, divestitures, strategic investments and other significant transactions. Such forward-looking statements do not include the potential impact of any such transactions that may be completed after the date hereof, each of which may present material risks to the Company’s future business and financial results.

Except as required by law, the Company expressly disclaims any obligation or undertaking to update any forward-looking statements to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

GENTHERM INCORPORATED

CONSOLIDATED CONDENSED STATEMENTS OF INCOME

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2024	2023
Product revenues	$356,015	$363,625
Cost of sales	267,262	282,495
Gross margin	88,753	81,130
Operating expenses:
Net research and development expenses	22,745	25,145
Selling, general and administrative expenses	40,721	37,042
Restructuring expenses	7,238	1,269
Total operating expenses	70,704	63,456
Operating income	18,049	17,674
Interest expense, net	(3,244)	(4,144)
Foreign currency gain (loss)	2,549	(2,069)
Other income	973	230
Earnings before income tax	18,327	11,691
Income tax expense	3,542	3,728
Net income	$14,785	$7,963
Basic earnings per share	$0.47	$0.24
Diluted earnings per share	$0.47	$0.24
Weighted average number of shares – basic	31,544	33,182
Weighted average number of shares – diluted	31,691	33,386

GENTHERM INCORPORATED

REVENUE BY PRODUCT CATEGORY AND RECONCILIATION OF FOREIGN CURRENCY TRANSLATION IMPACT

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2024	2023	% Change
Climate Control Seat	$115,590	$114,753	0.7%
Seat Heaters	77,076	75,636	1.9%
Steering Wheel Heaters	39,814	36,347	9.5%
Lumbar and Massage Comfort Solutions	38,251	38,738	(1.3)%
Valve Systems	26,625	26,994	(1.4)%
Automotive Cables	21,519	20,220	6.4%
Battery Performance Solutions	13,608	20,309	(33.0)%
Electronics	8,185	10,970	(25.4)%
Other Automotive	3,970	8,725	(54.5)%
Subtotal Automotive segment	344,638	352,692	(2.3)%
Medical segment	11,377	10,933	4.1%
Total Company	$356,015	$363,625	(2.1)%

Foreign currency translation impact (a)	(2,797)	—
Total Company, excluding foreign currency translation impact	$358,812	$363,625	(1.3)%

(a) Foreign currency translation impacts for the Automotive segment and Medical segment were $(2,725) and $(72) respectively, for the three months ended March 31, 2024.

GENTHERM INCORPORATED

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

AND ADJUSTED EBITDA MARGIN

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2024	2023
Net income	$14,785	$7,963
Add back:
Depreciation and amortization	13,580	13,445
Income tax expense	3,542	3,728
Interest expense, net (a)	3,244	4,144
Adjustments:
Non-cash stock-based compensation (b)	3,797	2,095
Acquisition and integration expenses	—	1,632
Restructuring expense	7,238	1,269
Non-automotive electronics inventory (benefit) charge	(1,060)	1,419
Unrealized currency (gain) loss	(1,856)	5,865
Other	272	(50)
Adjusted EBITDA	$43,542	$41,510

Product revenues	$356,015	$363,625
Adjusted EBITDA Margin	12.2%	11.4%

(a) Includes $304 of interest income for the three months ended March 31, 2024, related to mark-to-market adjustment of our floating-to-fixed interest rate swap agreement with a notional amount of $100,000.

(b) Includes operating expenses of $3,490 and $1,758 for the three months ended March 31, 2024 and 2023, respectively.

Use of Non-GAAP Financial Measures

In addition to the results reported in accordance with GAAP throughout this release, the Company has provided here or elsewhere information regarding adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), Adjusted EBITDA margin, adjusted earnings per share (“Adjusted earnings per share” or “Adjusted EPS”), free cash flow, Net Debt, revenue excluding foreign currency translation, Automotive revenue excluding the impact of non-automotive electronics, one-time benefits from recoveries and retrofits and foreign currency translation, Automotive Climate and Comfort Solutions revenue excluding the impact of one-time benefits from recoveries and retrofits and foreign currency translation, adjusted operating expenses, each a non-GAAP financial measure. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, deferred financing cost amortization, non-cash stock-based compensation expenses, and other gains and losses not reflective of the Company’s ongoing operations and related tax effects including transaction expenses, debt retirement expenses, impairment of assets held for sale, impairment of goodwill, gain or loss on sale of business, restructuring expense, unrealized currency gain or loss and unrealized revaluation of derivatives. The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by product revenues. The Company defines Adjusted EPS as earnings adjusted by gains and losses not reflective of the Company’s ongoing operations and related tax effects including transaction expenses, debt retirement expenses, impairment of assets held for sale, impairment of goodwill, gain or loss on sale of business, restructuring expense, unrealized currency gain or loss and unrealized revaluation of derivatives. The Company defines Free Cash Flow as Net cash provided by operating activities less Purchases of property and equipment. The Company defines Net Debt as the principal amount of all Consolidated Funded Indebtedness (as defined in the Credit Agreement) less cash and cash equivalents. The Company defines revenue excluding foreign currency translation as revenue, excluding the estimated effects of foreign currency exchange on revenue by translating actual revenue using the prior period foreign currency exchange rates. The Company defines Automotive revenue excluding the impact of non-automotive electronics, one-time benefits from recoveries and retrofits and foreign currency translation as Automotive revenue excluding the items specified. The Company defines Automotive Climate and Comfort Solutions revenue excluding the impact of one-time benefits from recoveries and retrofits and foreign currency translation as Automotive Climate and Comfort Solutions revenue ( which includes primarily Climate Control Seat, Seat Heaters, Steering Wheel Heaters and Lumbar and Massage Comfort Solutions) excluding the items specified. The Company defines adjusted operating expenses as operating expenses excluding impairment of intangible assets and property and equipment, restructuring, related non-cash stock-based compensation, acquisition, integration and divestiture expenses.

The Company’s reconciliations are included in this release or can be found in the supplemental materials furnished as Exhibit 99.2 to the Company’s Form 8-K dated April 30, 2024.

In evaluating its business, the Company considers and uses Free Cash Flow and Net Debt as supplemental measures of its liquidity and the other non-GAAP financial measures as supplemental measures of its operating performance. Management provides such non-GAAP financial measures so that investors will have the same financial information that management uses with the belief that it will assist investors in properly assessing the Company's performance on a period-over-period basis by excluding matters not indicative of the Company’s ongoing operating or liquidity results and therefore enhance the comparability of the Company's results and provide additional information for analyzing trends in the business. In evaluating our non-GAAP financial measures, you should be aware that in the future we may incur revenues, expenses, and cash and non-cash obligations that are the same as or similar to some of the adjustments in our presentation of non-GAAP financial measures. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. There also can be no assurance that we will not modify the presentation of our non-GAAP financial measures in the future, and any such modification may be material. Other companies in our industry may define and calculate these non-GAAP financial measures differently than we do and those calculations may not be comparable to our metrics. These non-GAAP measures have limitations as analytical tools, and when assessing the Company's operating performance or liquidity, investors should not consider these non-GAAP measures in isolation, or as a substitute for net income, revenue or other consolidated income statement or cash flow statement data prepared in accordance with GAAP.

Non-GAAP measures referenced in this release and other public communications may include estimates of future Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EPS. The Company has not reconciled the non-GAAP forward-looking guidance included in this release to the most directly comparable GAAP measures because this cannot be done without unreasonable effort due to the variability and low visibility with respect to taxes and non-recurring items, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

GENTHERM INCORPORATED

ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2024	2023
Net income	$14,785	$7,963
Non-cash purchase accounting impact	1,605	1,850
Restructuring expenses	7,238	1,269
Unrealized currency (gain) loss	(1,856)	5,865
Acquisition and integration expenses	—	1,632
Non-automotive electronics inventory (benefit) charge	(1,060)	1,419
Other	272	(50)
Tax effect of above	(1,397)	(3,517)
Adjusted net income	$19,587	$16,431

Weighted average shares outstanding:
Basic	31,544	33,182
Diluted	31,691	33,386

Earnings per share, as reported:
Basic	$0.47	$0.24
Diluted	$0.47	$0.24

Adjusted earnings per share:
Basic	$0.62	$0.50
Diluted	$0.62	$0.49

GENTHERM INCORPORATED

CONSOLIDATED CONDENSED BALANCE SHEETS

(Dollars in thousands, except share data)

(Unaudited)

	March 31, 2024	December 31, 2023
ASSETS
Current Assets:
Cash and cash equivalents	$125,107	$149,673
Accounts receivable, net	265,149	253,579
Inventory:
Raw materials	134,463	126,013
Work in process	18,611	15,704
Finished goods	66,510	64,175
Inventory, net	219,584	205,892
Other current assets	90,592	78,420
Total current assets	700,432	687,564
Property and equipment, net	241,798	245,234
Goodwill	102,194	104,073
Other intangible assets, net	63,165	66,482
Operating lease right-of-use assets	34,631	27,358
Deferred income tax assets	81,395	81,930
Other non-current assets	29,095	21,730
Total assets	$1,252,710	$1,234,371
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$226,190	$215,827
Current lease liabilities	7,642	7,700
Current maturities of long-term debt	324	621
Other current liabilities	98,939	100,805
Total current liabilities	333,095	324,953
Long-term debt, less current maturities	222,173	222,217
Non-current lease liabilities	23,126	16,175
Pension benefit obligation	2,768	3,209
Other non-current liabilities	24,489	23,095
Total liabilities	$605,651	$589,649
Shareholders’ equity:
Common Stock:
No par value; 55,000,000 shares authorized 31,629,224 and 31,542,001 issued and outstanding at March 31, 2024 and December 31, 2023, respectively	53,269	50,503
Paid-in capital	—	—
Accumulated other comprehensive loss	(45,195)	(30,160)
Accumulated earnings	638,985	624,379
Total shareholders’ equity	647,059	644,722
Total liabilities and shareholders’ equity	$1,252,710	$1,234,371

GENTHERM INCORPORATED

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2024	2023
Operating Activities:
Net income	$14,785	$7,963
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	13,818	13,583
Deferred income taxes	(184)	(1,786)
Stock based compensation	3,789	2,023
Loss on disposition of property and equipment	69	16
Provisions for inventory	296	1,704
Other	(842)	(44)
Changes in assets and liabilities:
Accounts receivable, net	(14,856)	(8,237)
Inventory	(16,648)	(1,137)
Other assets	(29,226)	(6,417)
Accounts payable	12,337	24,289
Other liabilities	6,340	(6,848)
Net cash (used in) provided by operating activities	(10,322)	25,109
Investing Activities:
Purchases of property and equipment	(11,320)	(6,294)
Proceeds from the sale of property and equipment	22	17
Proceeds from deferred purchase price of factored receivables	2,732	3,728
Cost of technology investments	(265)	—
Net cash used in investing activities	(8,831)	(2,549)
Financing Activities:
Borrowings on debt	10,000	—
Repayments of debt	(10,324)	(564)
Proceeds from the exercise of Common Stock options	812	263
Taxes withheld and paid on employees' share-based payment awards	(2,022)	(2,667)
Cash paid for the repurchase of Common Stock	—	(9,997)
Net cash used in financing activities	(1,534)	(12,965)
Foreign currency effect	(3,879)	3,144
Net (decrease) increase in cash and cash equivalents	(24,566)	12,739
Cash and cash equivalents at beginning of period	149,673	153,891
Cash and cash equivalents at end of period	$125,107	$166,630
Supplemental disclosure of cash flow information:
Cash paid for taxes	$4,900	$5,536
Cash paid for interest	3,310	3,235

GENTHERM INCORPORATED

OTHER NON-GAAP RECONCILIATIONS

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2024	2023
Automotive revenues	$344,638	$352,692
Non-automotive electronics revenues	1,263	3,581
One-time benefits from recoveries and retrofits	—	3,501
Adjusted Automotive revenues	343,375	345,610
Foreign currency translation impact	(2,647)	—
Adjusted Automotive revenues, excluding foreign currency translation impact	$346,022	$345,610
Year over Year % change	0.1%

	Three Months Ended March 31,
	2024	2023
Automotive revenues	$344,638	$352,692
Less: Valve Systems	26,625	26,994
Less: Automotive Cables	21,519	20,220
Less: Battery Performance Solutions	13,608	20,309
Less: Non-automotive electronics revenues	1,263	3,581
Automotive Climate and Comfort Solutions revenues	281,623	281,588
Less: One-time benefits from recoveries and retrofits	—	3,501
Adjusted Automotive Climate and Comfort Solutions revenues	281,623	278,087
Foreign currency translation impact	(2,543)	—
Adjusted Automotive Climate and Comfort Solutions revenues, excluding foreign currency translation impact	$284,166	$278,087
Year over Year % change	2.2%